Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, D.C. 20037 O +1 202 457 6000 F +1 202 457 6315 squirepattonboggs.com

May 9, 2023

Board of Directors

Webster Financial Corporation

200 Elm Street

Stamford, Connecticut 06902

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Webster Financial Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on the date hereof relating to the registration under the Securities Act of 1933, as amended (the “Act”), of 4,000,000 additional shares of the Company’s common stock, par value $0.01 per share (the “Plan Shares”), to be issued pursuant to the Webster Financial Corporation 2021 Stock Incentive Plan (as amended and restated effective April 26, 2023) (the “Plan”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined the Registration Statement and such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination and in rendering our opinion, we have assumed and have relied upon (i) the authenticity of all documents, certificates, records and instruments submitted to us as originals, the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement and other records, documents, instruments and certificates we have reviewed, and (iv) the conformity to authentic originals of all documents, certificates, records and instruments submitted to us as copies. Insofar as this opinion relates to Plan Shares to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of issuance are the same as such laws, rules and regulations in effect as of the date hereof. We have also assumed that the Plan Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Plan Shares, that there will be no changes in the documents, certificates, records and instruments that we have examined, that all Plan Shares will be issued in the manner stated in the Registration Statement, that the Company’s Board of Directors, or a duly authorized committee thereof, will take all necessary corporate action, including under the terms of the Plan, to authorize and approve the issuance of Plan Shares and that, at all times prior to the issuance of the Plan Shares, the Company will maintain a sufficient number of authorized but unissued shares of common stock available for issuance.

Based upon and subject to the foregoing qualifications, assumptions and limitations and subject to the further qualifications set forth in this opinion letter, we are of the opinion that the Plan Shares, when issued, delivered and paid for in accordance with the terms of the Plan, including any applicable award agreements, will be validly issued, fully paid and non-assessable.

Squire Patton Boggs (US) LLP	Board of Directors Webster Financial Corporation May 9, 2023

Our opinion is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware as of the date hereof). We do not express any opinion as to the laws of any other jurisdiction. The opinion expressed above is limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission.

Sincerely, /s/ Squire Patton Boggs (US) LLP Squire Patton Boggs (US) LLP